Exhibit 99.1
AgileThought Inc.
Reports Third Quarter 2021 Financial Results

Irving, Texas (November 15, 2021) — AgileThought, Inc. (“AgileThought” or the “Company”) (NASDAQ: AGIL), a global provider of digital transformation services, custom software development, and next generation technologies, today reported results for the third quarter ended September 30, 2021.

Third Quarter 2021 Highlights and Results:
•Revenue was $40.4 million, a 3.8% increase over Q2 2021 revenue of $38.9 million
•10 new clients added during the quarter
•$61.4 million in bookings (Total Contract Value) a 11.9% increase over Q2 2021 of $54.9 million
•1.5x Book to Bill ratio in Q3 2021 (Total Contract Value/Revenue)
•17.2% revenue growth Q3 of 2021 vs Q4 of 2020
•13.8% YTD billable employee growth, from 1,960 as of 12/31/2020 to 2,231 as of 9/30/2021
•Gross Margin of 26.6%, temporarily impacted by; faster hiring, lower utilization and new Mexico Labor law
•Net loss of $10.6 million for Q3 2021, compared to a net loss of $10.3 million for Q3 2020
•On August 23, 2021, we successfully closed an equity capitalization of $91.5 million through the completion of our business combination with LIV Capital Acquisition Corp, comprised of a $47.6 million PIPE investment, $5.7 million from proceeds of the trust account, and $38.1 million resulting of the issuance of Class A Common Stock from a convertible debt facility
•Reduced $27.5 million of our term loans with $24.3 million paid with proceeds from the business combination and the remainder with cash from our balance sheet. Also paid $14 million of transaction expenses
•Signed an amendment dated November 15, 2021 with our First Lien Facility lenders

“We are pleased with our positive business momentum during the third quarter where we delivered sequential growth of 3.8% over the second quarter, which on average results in a 5.5% quarter-over-quarter growth from 4Q20 to 3Q21, that supports our long-term growth target range of 20-25% organic year-over-year growth. New bookings and new clients are strong leading indicators for future revenue performance, with 10 new clients added during the quarter and total bookings of $61.4 million, both indicators confirm the high demand environment for our services and the return on the investment we made on aggressively expanding our sales team in the US market over the last 18 months. We will continue to focus on top line growth in the US market and expanding our Nearshore delivery, both underlying components for expanding our gross margin going forward. We anticipate the SG&A investments we have made upfront to expand our sales team, ready our foundations for scale and operate as a public company, will translate into strong future earnings as we obtain operating leverage with the current growth trajectory,” said Manuel Senderos, AgileThought’s Chief Executive Officer.

Fourth Quarter 2021 Outlook

The table below summarizes our financial outlook for the fourth quarter of 2021.

	Q4 2021
(in million USD, except Gross Margin in percentages)	Low	High
Revenue	$42.5	$43.5
Gross Margin	30%	31%

	Full Year 2021
(in million USD)	Low	High
Revenue	$159.1	$160.1

Amendment with First Lien Facility Lenders

On November 15, 2021, the Company entered into an amendment to reset the First Lien Facility’s financial covenants for the quarterly periods of September 30, 2021 to December 31, 2022. In return, the Company will be required to make a $20 million principal prepayment, payable November 29, 2021. The Company has received letters of best efforts from certain existing shareholders to provide additional debt financing in the form of convertible debt for up to $25 million. These shareholders understand proceeds from the debt financing will be applied to satisfy our immediate $20 million payment due for the First Lien Facility. Furthermore, the Company agreed to issue $30 million worth of Class A Common Stock to the administrative agent for the First Lien Facility by December 15, 2021, which subject to certain terms and regulatory restrictions, may sell the Company’s Class A Common Stock and apply the proceeds to the outstanding balance of the loan. The Company will also issue warrants to the administrative agent to purchase $7 million worth of AgileThought’s Class A Common Stock for nominal consideration on the date the First Lien Facility is paid in full; this amount will reduce to $5 million if the First Lien Facility is paid in full on or before February 28, 2022. The First Lien lenders charged an additional $2.9 million fee paid upon the end of the term loan in exchange for the amended terms. As of September 30, 2021, total fees payable at the end of the term loan, including fees recognized from prior amendments, totaled $6.9 million.
Conference Call and Webcast Information

AgileThought previously announced that it will host its third quarter 2021 Earnings Conference Call on Monday, November 15, 2021, at 5 PM Eastern Time. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.

The third quarter 2021 Earnings Conference Call will be webcast live and via telephone. Those wishing to participate via webcast should access the call through the Company’s Investor Relations website at https://ir.agilethought.com/. Those wishing to participate via telephone may dial in at 1-877-407-9039 (USA) or 1-201-689-8470 (International). The conference call replay will be available via webcast through the Company’s Investor Relations website. The telephone replay will be available from 8:00 p.m. Eastern Time on November 15, 2021, through November 22, 2021, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The replay passcode will be 13724146.
About AgileThought, Inc.
AgileThought is a pure play leading provider of agile-first software at scale, end-to-end digital transformation and consulting services to Fortune 1000 customers with diversity across end-markets and industry verticals. For over 20 years, Fortune 1000 companies have trusted AgileThought to solve their digital challenges and optimize mission-critical systems to drive business value. AgileThought’s solution architects, developers, data scientists, engineers, transformation consultants, automation specialists, and other experts located across the United States and across Latin America deliver next-generation software solutions that accelerate the transition to digital platforms across business processes. For more information, visit https://agilethought.com/.
Forward-Looking Statements

This press release includes financial guidance and other “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. AgileThought’s actual results may differ from the expectations, estimates, projections and other information included in these forward-looking statements, and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,”

“estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AgileThought’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: AgileThought’s ability to repay and/or continue to service its indebtedness; the availability of funding sufficient for AgileThought’s foreseeable and unforeseeable operating expenses and capital expenditures requirements; the ability for AgileThought to continue as a going concern; AgileThought may be unable to effectively manage its growth or achieve anticipated growth, which could place significant strain on AgileThought’s management personnel, systems and resources; AgileThought faces intense and increasing competition; AgileThought’s failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect AgileThought’s business, financial condition and results of operations; failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on AgileThought’s business, financial condition and results of operations; failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on AgileThought’s reputation, business, financial condition and results of operations; the impact of the COVID-19 pandemic has and may continue to materially adversely affect AgileThought’s business operations, and overall financial performance; and other risks and uncertainties indicated in AgileThought’s filings with the SEC. There may be additional risks that could cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect AgileThought’s expectations, plans or forecasts of future events and views only as of the date of this press release. AgileThought anticipates that subsequent events and developments will cause its assessments to change. However, while AgileThought may elect to update these forward-looking statements at some point in the future, AgileThought specifically disclaims any responsibility to do so.

Investor Contact
Olga Shinkaruk
(888) 257-3001
investorrelations@agilethought.com

Key Business Metrics
We regularly monitor several financial and operating metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. Our key non-GAAP and business metrics may be calculated in a different manner than similarly titled metrics used by other companies.

	Nine Months Ended September 30,
	2021	2020
Gross Profit Margin(1)	29.0%	32.2%
Adjusted EBITDA (in thousands)(2)	$3,124	$17,143
Number of large active clients (at or above $1.0 million of revenue in prior 12-month period) as of end of period (3)	28	31
Revenue concentration with top 10 clients(4)	65.5%	67.2%
____________

(1)Calculated as net revenues for the period minus cost of revenue for the period, divided by net revenues.
(2)Refer to the Non-GAAP Measure section below for a definition of Adjusted EBITDA and a reconciliation to the nearest GAAP metric.
(3)Defined as the number of active clients from whom we generated more than $1.0 million of revenue in the prior 12-month period. For comparability purposes, we include the clients of the acquired businesses that meet these criteria to properly evaluate total client spending evolution.
(4)Defined as the percent of our total revenue derived from our ten largest active clients.

AgileThought, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands USD, except share data)	2021	2020	2021	2020
Net revenues	$40,420	$40,114	$116,573	$129,513
Cost of revenue	29,666	26,018	82,709	87,850
Gross profit	10,754	14,096	33,864	41,663

Operating expenses:
Selling, general and administrative expenses	11,188	8,978	30,145	23,403
Depreciation and amortization	1,746	1,709	5,239	5,254
Change in fair value of contingent consideration obligations	—	(555)	(2,200)	(6,046)
Change in fair value of embedded derivative liabilities	(1,884)	—	(4,406)	—
Change in fair value of warrant liabilities	(759)	—	(759)	—
Equity-based compensation expense	6,469	55	6,481	180
Impairment charges	—	7,565	—	16,699
Restructuring (income) expenses	(135)	1,084	(113)	2,559
Other operating (income) expenses, net	(96)	3,205	1,011	3,704
Total operating expense	16,529	22,041	35,398	45,753
Loss from operations	(5,775)	(7,945)	(1,534)	(4,090)

Interest expense	(4,065)	(4,400)	(12,117)	(12,803)
Other (expense) income	(851)	3,002	(436)	(330)
Loss before income taxes	(10,691)	(9,343)	(14,087)	(17,223)

Income tax expense (benefit)	96	1,012	(13)	2,460
Net loss	(10,787)	(10,355)	(14,074)	(19,683)

Net loss attributable to noncontrolling interests	(188)	(28)	(21)	(127)
Net loss attributable to the Company	$(10,599)	$(10,327)	$(14,053)	$(19,556)

Selected Balance Sheet Data

(in thousands USD)	September 30, 2021	December 31, 2020
Cash, cash equivalents and restricted cash	$4,126	$9,432
Total assets	229,267	220,282
Total debt	76,884	137,343
Total liabilities	152,943	202,084
Total stockholders' equity attributable to the Company	76,476	18,335

Selected Cash Flow Data

	Nine Months Ended September 30,
(in thousands USD)	2021	2020
Net cash (used in) provided by operating activities	$(21,163)	$282
Net cash used in investing activities	(732)	(977)
Net cash provided by financing activities	16,672	7,218

Selected Segment Data

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenue by Geography	2021	2020	2021	2020
	(in thousands)
United States	$26,925	$28,212	$76,868	$88,927
Latin America	13,495	11,902	39,705	40,586
Total	$40,420	$40,114	$116,573	$129,513

	As of September 30,		As of December 31,
Employees by Geography	2021	2020	2020
United States	376	375	409
Latin America and Other	2,228	1,931	1,873
Total	2,604	2,306	2,282

Non-GAAP Measures
Management uses certain non-GAAP financial measures, and reconciliations to those measures, to evaluate our core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and to make performance-based compensation decisions for key personnel. The measures exclude certain expenses that are required under U.S. GAAP. We exclude certain non-cash expenses and certain items that are not part of our core operations.
Management believes these supplemental performance measurements are useful in evaluating operating performance, as they are similar to measures reported by our public industry peers and those regularly used by security analysts, investors and other interested parties in analyzing operating performance and prospects. The non-GAAP financial measures are not intended to be a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of our non-GAAP measures to the related GAAP financial measure. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view our non-GAAP measures in conjunction with GAAP financial measures.
We define and calculate our non-GAAP financial measures as follows:
•EBITDA: Net loss plus income tax expense (benefit), plus interest expense, net, and plus depreciation and amortization.
•Adjusted EBITDA: EBITDA further adjusted to exclude the change in fair value of embedded derivative liabilities, plus the change in fair value of contingent consideration obligations, plus the change in fair value of warrant liabilities, plus equity-based compensation expense, plus impairment charges, plus restructuring expenses, plus foreign exchange loss (gain), plus gain on business disposition, plus gain on debt extinguishment or debt forgiveness, plus certain transaction costs, plus certain other expense, net.
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
The following table presents the reconciliation of our EBITDA and Adjusted EBITDA to our net loss, the most directly comparable GAAP measure, for the annual periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands USD)	2021	2020	2021	2020
Net loss	$(10,787)	$(10,355)	$(14,074)	$(19,683)
Income tax expense (benefit)	96	1,012	(13)	2,460
Interest expense, net	4,045	4,365	12,051	12,718
Depreciation and amortization	1,746	1,709	5,239	5,254
EBITDA	(4,900)	(3,269)	3,203	749
Change in fair value of embedded derivative liability	(1,884)	—	(4,406)	—
Change in fair value of contingent consideration obligations	—	(555)	(2,200)	(6,046)
Change in fair value of warrant liabilities	(759)	—	(759)	—
Equity-based compensation expense	6,469	55	6,481	180
Impairment charges	—	7,565	—	16,699
Restructuring expenses	(135)	1,084	(113)	2,559
Foreign exchange loss (gain)	790	(3,109)	1,530	1,289
Gain on business dispositions	—	(129)	—	(1,381)
Gain on debt extinguishment	—	—	(1,306)	—
Transaction costs	(177)	2,579	618	3,088
Other expense, net	(1)	(16)	76	6
Adjusted EBITDA	$(597)	$4,205	$3,124	$17,143